UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 17, 2022
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FMC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-2376		94-0479804
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

2929 Walnut Street	Philadelphia	Pennsylvania	19104
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FMC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.

☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Revolving Credit Agreement
On June 17, 2022, FMC Corporation (the “Company”) entered into a Fifth Amended and Restated Credit Agreement (the “Credit Agreement”) among the Company, as U.S. Borrower, certain foreign subsidiaries of the Company party thereto, as Euro Borrowers (the “Euro Borrowers” and together with the Company, the “Borrowers”), the lenders (the “Lenders”) and issuing banks party thereto, Citibank, N.A., as administrative agent, Citibank, N.A. and BofA Securities, Inc., as joint lead arrangers, Bank of America, N.A., as syndication agent, and certain other financial institutions party thereto as co-documentation agents (collectively, the “Credit Parties”). The Credit Agreement amended and restated the Fourth Amended and Restated Credit Agreement, dated as of May 26, 2021, by and among the Credit Parties.
The Credit Agreement provides for a $2.0 billion revolving credit facility, $400 million of which is available for the issuance of letters of credit for the account of the Borrowers and $50 million of which is available for swing loans to certain of the Borrowers, with an option, subject to certain conditions and limitations, to increase the aggregate amount of the revolving credit commitments to $2.75 billion (the “Revolving Credit Facility”). The Revolving Credit Facility is a senior unsecured obligation that ranks equally with the Company’s other senior unsecured obligations. The issuance of letters of credit and the proceeds of revolving credit loans made pursuant to the Revolving Credit Facility are available and will be used for general corporate purposes of the Company and its subsidiaries.
Amounts under the Revolving Credit Facility may be borrowed, repaid and re-borrowed from time to time until the current termination date of the Revolving Credit Facility on June 17, 2027, which is the date five years after the Revolving Credit Facility’s effective date of June 17, 2022. The Company also has the option, subject to certain conditions and prior to each of the first and second anniversaries of such effective date, to extend the termination date of the Revolving Credit Facility to the date that is one year after the current termination date. Voluntary prepayments and commitment reductions under the Revolving Credit Facility are permitted at any time without payment of any prepayment fee upon proper notice and subject to minimum dollar amounts.
Revolving loans under the Credit Agreement will bear interest at a floating rate, which will be (i) a base rate, (ii) Adjusted Term SOFR (defined as the forward-looking SOFR term rate published by CME Group Benchmark Administration Limited plus 0.10% per annum subject to a floor of zero) or (iii) EURIBOR, plus, in each case, an applicable margin, as determined in accordance with the provisions of the Credit Agreement. The base rate will be the highest of: (i) the rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time as its “base rate”; (ii) the federal funds effective rate plus 1/2 of 1.00%; or (iii) Adjusted Term SOFR for a one-month tenor plus 1.00%. The Company is required to pay a facility fee on the average daily amount (whether used or unused) of each Lender’s revolving credit commitment from the effective date for such Lender until the termination date of such Lender at a rate per annum equal to an applicable percentage in effect from time to time for the facility fee, as determined in accordance with the provisions of the Credit Agreement. The initial facility fee is 0.125% per annum. The applicable margin and the facility fee are subject to adjustment as provided in the Credit Agreement.
The Revolving Credit Facility is unsecured, except that the Company has provided the Lenders a guaranty with respect to payment of the loans made to the Euro Borrowers and the swing loan borrowers under the Credit Agreement. The Credit Agreement contains financial and other covenants, including a maximum leverage ratio and minimum interest coverage ratio, and includes limitations on, among other things, liens, fundamental changes, changes in the nature of the Company’s business and compliance with certain anti-corruption laws, anti-money laundering laws and regulations or executive orders administered by the United States Department of the Treasury’s Office of Foreign Assets Control or other similar economic sanctions administered or enforced by the European Union, Her Majesty’s Treasury of the United Kingdom or the United Nations Security Council. The Credit Agreement also contains certain representations, warranties and events of default, in each case as set forth in the Credit Agreement.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Some of the Lenders and their affiliates have various relationships with the Company involving the provision of financial services, including cash management, investment banking and trust and leasing services. In addition, the Company has entered into interest rate, foreign exchange and energy derivative arrangements with some of the Lenders and their affiliates.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OF A REGISTRANT
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit Number	Description
10.1
Fifth Amended and Restated Credit Agreement, dated as of June 17, 2022, among FMC Corporation, certain subsidiaries of FMC Corporation party thereto, the lenders and issuing banks party thereto, and Citibank, N.A., as Administrative Agent for such lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

By:	/S/ BRIAN J. BLAIR
Brian J. Blair Vice President and Treasurer
Date: June 21, 2022